Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Nos. 333-43531, 333‑129898, 333-201281 and 333-136099) on Form S-8 of Community West Bancshares of our reports dated March 31, 2023, relating to the consolidated financial statements of Community West Bancshares, appearing in this Annual Report on Form 10-K of Community West Bancshares for the year ended December 31, 2022.

/s/ RSM US LLP

San Francisco, California
March 31, 2023